UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 22, 2010
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Summary information of the Company dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

July 22, 2010

8-K Filed July 22, 2010

Introduction
This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors.
Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company’s financial results will be included in the
Company’s Form 10-K for the year ended December 31, 2009, and subsequent SEC filings. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change.

Second Quarter Results
(In millions, except per share data)
	Three Months Ended Jun 30,
	2010	2009	+/(-)
Revenue	$ 1,238.4	$ 1,188.8	4.2%
Adjusted Operating Income (1)	$ 270.5	$ 254.9	6.1%
Adjusted Operating Income Margin (1)	21.8%	21.4%	40	bp
Adjusted EPS (1)	$ 1.46	$ 1.30	12.3%

Operating Cash Flow	$ 216.2	$ 182.4	18.5%
Less: Capital Expenditures	$ (34.5)	$ (23.7)	45.6%
Free Cash Flow	$ 181.7	$ 158.7	14.5%

(1) See Reconciliation of non-GAAP Financial Measures (included herein)

Cash Flow Trends
11% FCF CAGR
2004-2009

Revenue by Payer- US
2010 YTD

Revenue by Business Area - US
2010 YTD

Revenue by Payer
(in millions, except PPA)
	YTD Q2-2008				YTD Q2-2009				YTD Q2-2010
	Revenue				Revenue				Revenue
	$'s	%	Accns	PPA	$'s	%	Accns	PPA	$'s	%	Accns	PPA
Client	$ 585.9	28%	17.625	$ 33.24	$ 606.8	27%	17.791	$ 34.11	$ 627.0	27%	17.280	$ 36.28
Patient	190.8	9%	1.156	165.08	169.8	8%	1.060	160.21	171.4	8%	1.047	163.69
Third Party (Medicare/Medicaid)	403.6	19%	9.545	42.28	449.4	20%	9.989	44.99	470.5	20%	9.935	47.36
Managed Care:
- Capitated	88.1	4%	7.501	11.74	86.7	4%	7.559	11.48	77.0	4%	6.646	11.59
- Fee for service	851.6	40%	18.890	45.08	914.6	41%	19.464	46.99	946.1	41%	19.468	48.60
Total Managed Care	939.6	44%	26.391	35.60	1,001.4	45%	27.023	37.06	1,023.1	45%	26.114	39.18
LabCorp Total - US	$ 2,119.9	100%	54.717	$ 38.74	$ 2,227.4	100%	55.863	$ 39.87	$ 2,292.0	100%	54.376	$ 42.15

LabCorp Total - Canada	$ 131.1		3.935	$ 33.32	$ 117.2		4.633	$ 25.29	$ 140.0		4.636	$ 30.20

LabCorp Total	$ 2,251.0		58.652	$ 38.38	$ 2,344.5		60.496	$ 38.75	$ 2,432.0		59.012	$ 41.21

Revenue by Business Area
(in millions, except PPA)
	YTD Q2-2008				YTD Q2-2009				YTD Q2-2010
	Revenue				Revenue				Revenue
	$'s	%	Accns	PPA	$'s	%	Accns	PPA	$'s	%	Accns	PPA
All Genomic	$ 321.2	15%	4.310	$ 74.53	$ 343.2	15%	4.521	$ 75.90	$ 350.1	15%	4.409	$ 79.42
Other Esoteric	245.9	12%	5.951	41.32	295.0	13%	6.938	42.52	334.5	15%	7.770	43.05
Histology	161.7	8%	1.284	125.90	149.6	7%	1.230	121.67	143.6	6%	1.152	124.61
All Genomic/Esoteric	728.8	34%	11.546	63.12	787.8	35%	12.689	62.08	828.2	36%	13.331	62.13
Core	1,391.1	66%	43.172	32.22	1,439.6	65%	43.175	33.34	1,463.8	64%	41.045	35.66
LabCorp Total - US	$ 2,119.9	100%	54.717	$ 38.74	$ 2,227.4	100%	55.863	$ 39.87	$ 2,292.0	100%	54.376	$ 42.15

LabCorp Total - Canada	$ 131.1		3.935	$ 33.32	$ 117.2		4.633	$ 25.29	$ 140.0		4.636	$ 30.20

LabCorp Total	$ 2,251.0		58.652	$ 38.38	$ 2,344.5		60.496	$ 38.75	$ 2,432.0		59.012	$ 41.21

Financial Guidance - 2010
Excluding the impact of restructuring and other special charges and share repurchase activity after June 30, 2010,
guidance for 2010 is:
• Revenue growth(1):	Approximately 4.5% - 5.5%
• Adjusted EPS(2):	$5.40 to $5.55
• Operating cash flow of approximately(3):	$870 Million
• Capital expenditures of approximately:	$135 Million
  (1) Compared to previous guidance of 2.5% to 4.5%
  (2) Compared to previous guidance of $5.35 to $5.55
  (3) Operating cash flow guidance excludes any transition payments to UnitedHealthcare

Supplemental Financial
Information
Laboratory Corporation of America
Other Financial Information
June 30, 2010
($ in millions)

	Q1 10	Q2 10	YTD 10

Depreciation	$ 32.2	$ 32.0	$ 64.2
Amortization	$ 17.4	$ 17.7	$ 35.1
Capital expenditures	$ 24.5	$ 34.5	$ 59.0
Cash flows from operations	$ 232.0	$ 216.2	$ 448.2
Bad debt as a percentage of sales	5.05%	4.80%	4.92%
Effective interest rate on debt:
Zero coupon-subordinated notes	2.00%	2.00%	2.00%
5 1/2% Senior Notes	5.38%	5.38%	5.38%
5 5/8% Senior Notes	5.75%	5.75%	5.75%
Term loan	3.67%	3.67%	3.67%
Revolving credit facility (weighted average)	0.58%	0.70%	0.70%
Days sales outstanding	46	45	45
UnitedHeathcare transition payments - Billed	$ 10.1	$ 1.1	$ 11.2
UnitedHeathcare transition payments - Paid	$ 14.5	$ 2.1	$ 16.6

Reconciliation of non-GAAP
Financial Measures
Reconciliation of non-GAAP Financial Measures
(In millions, except per share data)

Three Months Ended Jun 30,
Adjusted Operating Income	2010	2009
Operating income	$ 270.5	$ 244.7
Restructuring and other special charges	$ -	$ 10.2
Adjusted operating income	$ 270.5	$ 254.9

Adjusted EPS
Diluted earnings per common share	$ 1.46	$ 1.24
Impact of restructuring and other special charges (1)	$ -	$ 0.06
Adjusted EPS	$ 1.46	$ 1.30

(1) After tax impact of restructuring and other special charges in 2009, $6.0 million divided by 109.5 million shares